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                                                                      Exhibit 4

         REGISTRATION RIGHTS AGREEMENT, dated as of October 4, 1996, among Home State Holdings, Inc., a Delaware corporation (the "Company"), Swiss Reinsurance America Corporation , a New York corporation ("Swiss Re") and Reliance Insurance Company, a Pennsylvania corporation ("Reliance"). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement dated the date hereof, among the Company and the purchasers named therein (as from time to time assigned, supplemented or amended or as the terms thereof may be waived, the "Purchase Agreement").

                              W I T N E S S E T H:

         WHEREAS, pursuant to the Purchase Agreement certain purchasers are investing in Preferred Shares and Warrants (exercisable for shares of Common Stock) of the Company, all on the terms and subject to the conditions therein set forth; and

         WHEREAS, the Purchase Agreement contemplates the execution and delivery of this Agreement contemporaneously therewith;

         NOW, THEREFORE, in connection with the Purchase Agreement and for the other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         Section 1. Definitions.

                  As used in this Agreement, the following terms shall have the following meanings:

                  "Commission" means the Securities and Exchange Commission and any other successor agency of the federal government administering the Securities Act or the Exchange Act.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules, regulations and interpretations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Existing Holder Demand" has the meaning set forth in Section 2.1(b) hereof.

                  "Existing Registration Rights" means the registration rights granted under the Existing Registration Rights Agreement.

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                  "Existing Registration Rights Agreement" means the
Registration Rights Agreement dated as of October 3, 1994, as from time to time assigned, supplemented or amended or as the terms thereof may be waived, among the Company and the Investors named therein.

                  "Future Holders" means the Holder or Holders of Future Holder Securities.

                  "Future Holder Demand" has the meaning set forth in Section 2.1(b) hereof.

                  "Future Holder Securities" means at any time, (i) the shares of Common Stock obtainable upon exercise of each Future Holder Warrant and (ii) the shares of Common Stock outstanding from any previous exercise of a Future Holder Warrant.

                  "Future Holder Warrants" means the Warrants issued as permitted by Section 11.2 of the Purchase Agreement, as such Warrants may be assigned or transferred from time to time.

                  "Holder" means any person owning or having the right to acquire Registrable Securities or Warrants (each as defined herein) or any assignee or transferee thereof in accordance with the provisions of the Purchase Agreement, the Warrants and the Stockholders' Agreement, as the case may be.

                  "Person" or "person" means an individual, corporation, partnership, association, joint venture, trust or unincorporated organization, or a government, governmental body, court, or any agency or political subdivision thereof.

                  "Register", "registered" or "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

                  "Registrable Securities" means collectively, the Swiss Re Registrable Securities and the Reliance Registrable Securities.

                  "Registration Demand" shall mean a written notice (i) from one
(1) or more Swiss Re Holders stating that the Holder or Holders of a majority of the Swiss Re Registrable Securities desire to sell all or part of such Swiss Re Registrable Securities under circumstances requiring registration under the Securities Act and requesting that the Company effect registration with respect to such Registrable Securities or (ii) from one (1) or more Reliance Holders stating that the Holder or Holders of at least a majority of the Reliance Registrable Securities desire to sell such Reliance Registrable Securities under circumstances requiring registration under the Securities Act and requesting that the Company effect registration with respect to such Registrable Securities.

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                  "Reliance Holders" means the Holder or Holders of Reliance
Registrable Securities.

                  "Reliance Registrable Securities" means at any time, (i) the shares of Common Stock obtainable upon exercise of the Reliance Warrants and
(ii) the shares of Common Stock outstanding from any previous exercise of the Reliance Warrants.

                  "Reliance Warrants" means the Warrants issued to Reliance pursuant to the Purchase Agreement, as such Warrants may be assigned or transferred from time to time.

                  "Securities Act" means the Securities Act of 1933, as amended, or any similar successor federal statute, and the rules, regulations and interpretations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Swiss Re Holders" means the Holder or Holders of Swiss Re Registrable Securities.

                  "Swiss Re Registrable Securities" means, at any time, (i) the shares of Common Stock obtainable upon exercise of the Swiss Re Warrants and
(ii) the shares of Common Stock outstanding from any previous exercise of the Swiss Re Warrants.

                  "Swiss Re Warrants" means the Warrants issued to Swiss Re pursuant to the Purchase Agreement (including pursuant to Section 11.1 thereof) , as such Warrants may be assigned or transferred from time to time.

                  "Warrants" means the Class A Warrants issued to Swiss Re and Reliance pursuant to the Purchase Agreement, as such Warrants may be assigned or transferred from time to time.

         Section 2. Registration Rights.

                  2.1 Demand Registration Rights.

                  (a) At any time after October 4, 1996 and on or before October 4, 2006, the Swiss Re Holders holding a majority of the Swiss Re Registrable Securities or the Reliance Holders holding a majority of the Reliance Registrable Securities may make a Registration Demand requesting registration under the Securities Act of all or part of their Registrable Securities. The Company shall use its best efforts to cause the Registrable Securities as to which registration is requested in the Registration Demand to be promptly registered under the Securities Act (and in any event, such registration shall be effected within one hundred and eighty (180) days following receipt of a Registration Demand). Within ten (10) days after receipt of any such Registration Demand, the Company shall give written notice of the proposed registration to all other Holders of Registrable Securities. All Holders of Registrable Securities

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shall have the option, subject to the provisions of Section 2.5(b), to have all or part of their Registrable Securities included in any registration under this
Section 2.1. Any Holder may exercise such option by delivering written notice of exercise to the Company within thirty (30) days after receiving notice from the Company of the proposed registration. Any such notice to the Company shall specify the number of Registrable Securities to be included in such registration and the Company, subject to the provisions of Section 2.5(b), shall be obligated to include such Registrable Securities in any such registration.

                  (b) In the event of a Registration Demand by either the Swiss Re Holders or the Reliance Holders, or in the event of a request for registration by the holders of Existing Registration Rights pursuant to Section 2 of the Existing Registration Rights Agreement (an "Existing Holder Demand"), or in the event of a registration demand made by any Future Holder pursuant to a future registration rights agreement permitted under the Purchase Agreement, (a "Future Holder Demand"), any subsequent Registration Demand, Existing Holder Demand or Future Holder Demand received by the Company within thirty (30) days after the initial Registration Demand, Existing Holder Demand or Future Holder Demand, as the case may be, shall be treated (together with the initial Registration Demand, Existing Holder Demand or Future Holder Demand, as the case may be) as one (1) Registration Demand (a "Collective Demand") and the Company shall be required to effect only one (1) registration statement with respect to the securities subject to the Collective Demand. In the event of a Collective Demand, each of the Swiss Re Holders and the Reliance Holders shall be deemed to have made a Registration Demand (subject to Section 2.2 hereof).

                  2.2 Number of Demand Registrations. Subject to the terms and conditions hereof, the Swiss Re Holders shall be entitled to request (and the Company shall be required to effect) up to two (2) registrations under the Securities Act of all or part of the Swiss Re Registrable Securities and the Reliance Holders shall be entitled to request (and the Company shall be required to effect) up to two (2) registrations under the Securities Act of all or part of the Reliance Registrable Securities. For purposes hereof, if (i) the Company withdraws a registration statement prior to the effectiveness thereof, (ii) the sale of securities subject to a registration statement filed pursuant to any Registration Demand is not consummated because of the failure of the Company to comply with the terms of this Agreement, (iii) upon the consummation of a sale of securities subject to a registration statement filed pursuant to any Registration Demand, less than eighty percent (80%) of the securities registered for sale or requested to be registered for sale thereunder are sold, or (iv) a revocation notice has been delivered and expenses of the Company have been paid as provided in Section 2.3 hereof, such registration statement shall not be counted as one of the registrations to which such Holders are entitled under this Section 2.2.

                  2.3 Right of Holders to Revoke Registration Demand. After the delivery of a Registration Demand under this Section 2, at any time prior to the effective date of the registration relating to such Registration Demand, the Holder or Holders making such Registration Demand may revoke such request by providing written notice of such revocation to

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the Company. Any such revocation shall count as one (1) of the registrations to which such revoking Holder or Holders are entitled under Section 2.2 hereof unless the revoking Holder or Holders pay all of the Company's out-of-pocket expenses with respect to such registration and qualification incurred to the date of the revocation notice. In any such event, the registration statement initiated by the revoked Registration Demand need not be filed.

                  2.4 Right of Company to Delay or Postpone Registration. The Company may delay or postpone the registration of Registrable Securities following a Registration Demand for a period of not more than one hundred and twenty (120) days after receipt of such Registration Demand if the Company furnishes to each Holder of Registrable Securities to be included in the applicable registration a copy of a resolution of the Board of Directors certified by the Secretary of the Company stating that (i) the Company is in possession of material non-public information which, in the good faith judgment of the Board of Directors, it considers prudent not to disclose in a registration statement, or (ii) such registration would, in the good faith judgment of the Board of Directors, adversely affect a material pending third party financing, reorganization, recapitalization, merger, consolidation or similar transaction, or (iii) such registration would, in the good faith judgment of the Board of Directors, have a Material Adverse Effect on the Company's business or financial condition and, in each case, stating the basis of such good faith judgment; provided, however, that the Company during such delay or postponement may not file a registration statement for securities to be issued and sold for its own account or that of anyone other than the Holders.

                  2.5 Underwriter's Clawback.

                  (a) The Company may propose including Common Stock to be publicly offered and sold by it in any registration statement to be filed pursuant to a Registration Demand under this Section 2. The holders of Existing Registration Rights may propose including Common Stock to be publicly offered and sold by the Company in any registration statement to be filed pursuant to a Registration Demand under this Section 2. If, in the written opinion of underwriters selected (pursuant to Section 2.6 hereof) for the proposed offering, the inclusion of all of the securities proposed to be offered and sold in connection with a Registration Demand (or a Collective Demand, as the case may be) would jeopardize the success of the offering, then the number of shares to be registered shall be allocated (i) first, pro rata among the Holders making such Registration Demand, or, if applicable, pro rata among the parties making a Collective Demand; (ii) second, to the extent that the underwriters have determined that additional shares may be registered, pro rata among the holders of Existing Registration Rights exercising their piggyback rights under Section 3 of the Existing Registration Rights Agreement, the Holders exercising piggyback rights pursuant to Section 3 hereof and any Future Holders exercising piggyback rights pursuant to any future registration rights agreement permitted under the Purchase Agreement; and (iii) third, to the Company and all other holders of piggyback rights. To the extent clawbacks are made on the number of shares proposed to be registered by the Holder or Holders making such Registration Demand, such Holder or Holders may elect to convert their proposed offering to an offering pursuant to Section 3 hereof. If the selling Holder

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or Holders elect to convert the offering pursuant to this Section 2.5(a), the number of registrations to which such Holders are entitled under Section 2.2 hereof shall not be reduced as a result of the participation by such Holders in such offering.

                  2.6 Selection of Underwriters. The managing underwriter and all other underwriters participating in any underwritten public offering covered by a Registration Demand shall be selected by the Holders of a majority of the shares of Registrable Stock that participate in such registration, subject to the approval of the Board of Directors of the Company, which shall not be unreasonably withheld.

         Section 3. Piggyback Registrations.

                  3.1 Piggyback Registration. If at any time or from time to time, the Company shall propose to register any Common Stock (or any warrants, units, convertibles, rights or other securities related or linked to any shares of the Common Stock) for public sale under the Securities Act, whether pursuant to an Existing Holder Demand, a Future Holder Demand or otherwise, then the Company shall give prompt written notice to all Holders of the proposed registration (but in no event shall such notice be given later than forty-five
(45) days before any such registration is filed with the Commission). If any Holders so request within thirty (30) days after receipt of such notice, the Company, subject to the provisions of Section 3.3, shall include in such registration the Registrable Securities held or to be held by such Holders and requested to be included in such registration.

                  3.2 Right of Company to Withdraw Registration. The Company may at any time prior to the effectiveness of any such registration statement, in its sole discretion and following notice to any Holder that has, or may, elect to participate in such registration, abandon the proposed offering. In the event of any such abandonment, the Company shall bear all reasonable expenses incurred by such Holder in connection with such withdrawn registration statement.

                  3.3 Underwriter's Clawback. Notwithstanding anything contained in Sections 3.1 and 3.2 hereof, the Company shall not be obligated to include such Registrable Securities in such offering if the Company is advised in writing by the managing underwriter or underwriters of such offering (with a copy to each Holder) that such offering would in its or their good faith judgment be materially adversely affected by such inclusion, in which case Holders shall be entitled to participate in any such reduced number of Registrable Securities (if any) which may be included in such registration in proportion to their relative holdings of Registrable Securities. Notwithstanding the foregoing, any such clawback shall be imposed pro rata on the Holders exercising piggyback rights, the Future Holders exercising piggyback rights and the holders of Existing Registration Rights exercising piggyback rights under the Existing Registration Rights Agreement (to the extent such rights are exercised).

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         Section 4. Registration on Form S-3.

                  4.1 Form S-3 Registration Rights. In addition to the rights provided the Holders of Registrable Securities in Sections 2 and 3 above, if the registration of Registrable Securities under the Securities Act can be effected on Form S-3 (or any similar form promulgated by the Commission), the Company will at any time, and from time to time, thereafter, as expeditiously as possible, but not more than once in any six-month period, use its best efforts to effect qualification and registration under the Securities Act on said Form S-3 of all or such portion of the Registrable Securities as the Holder or Holders shall specify.

                  4.2 Right of Company to Delay or Postpone Registration. The Company may delay or postpone the registration of Registrable Securities under this Section 4 for a period of not more than one hundred and twenty (120) days after receipt of a request for such registration if the Company furnishes to each Holder of Registrable Securities to be included in the applicable registration a copy of a resolution of the Board of Directors certified by the Secretary of the Company stating that (i) the Company is in possession of material non-public information which, in the good faith judgment of the Board of Directors, it considers prudent not to disclose in a registration statement, or (ii) such registration would, in the good faith judgment of the Board of Directors, adversely affect a material pending third party financing, reorganization, recapitalization, merger, consolidation or similar transaction, or (iii) such registration would, in the good faith judgment of the Board of Directors, have a Material Adverse Effect on the Company's business or financial condition and, in each case, stating the basis of such good faith judgment; provided, however, that the Company during such delay or postponement may not file a registration statement for securities to be issued and sold for its own account or that of anyone other than the Holders.

         Section 5. Expenses. Subject to the limitations contained in this
Section 5 and except as otherwise specifically provided in this Agreement, the entire costs and expenses of the registrations and qualifications pursuant to this Agreement shall be borne by the Company. Such costs and expenses shall include, without limitation, (i) the fees and expenses of counsel for the Company and of its accountants, (ii) all other costs, fees and expenses of the Company incident to the preparation, printing and filing under the Securities Act of the registration statement and all amendments and supplements thereto,
(iii) the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters, dealers and other purchasers of the Registrable Securities, (iv) the costs and expenses (including fees and disbursements of counsel) incurred in connection with the qualification of the Registrable Securities under the securities or Blue Sky laws of various jurisdictions, and (v) the reasonable fees and expenses of counsel for each of the Swiss Re Holders and the Reliance Holders in connection with each registration of their Registrable Securities.

         Section 6. Obligations of the Company. Without limiting any other provision hereof, in connection with any registration of Registrable Securities pursuant to Section 2, 3 or 4 hereof, the Company shall (i) use its best efforts to prepare and file with the Commission as soon as

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reasonably practicable, a registration statement with respect to the shares required to be so registered; (ii) use its best efforts to register and qualify the shares covered by such registration statement under the securities or Blue Sky Laws of such jurisdictions as any Holder may reasonably request; (iii) take such other actions as are reasonable and necessary to comply with the requirements of the Securities Act, the Exchange Act, and all applicable rules and regulations promulgated thereunder; (iv) obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible time; and (v) provide a transfer agent and registrar for the Registrable Securities not later than the effective date of any registration statement.

         Section 7. Procedures.

                  (a) In the case of each registration or qualification pursuant to this Agreement, the Company will keep all Holders advised in writing as to the initiation of proceedings for such registration and qualification and as to the completion thereof, and will advise any such Holder, upon request, of the progress of such proceedings.

                  (b) The Company will use its best efforts, at the Company's sole expense, to keep each registration and qualification under this Agreement effective (and in compliance with the Securities Act) by such action as may be necessary or appropriate for a period of one hundred twenty (120) days after the effective date of such registration statement, including, without limitation, the filing of post-effective amendments and supplements to any registration statement or prospectus necessary to keep the registration statement current and the further qualification under any applicable Blue Sky or other state securities laws to permit such sale or distribution, all as requested by the Holder or Holders.

                  (c) The Company shall immediately notify each Holder on whose behalf Registrable Securities have been registered pursuant to this Agreement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement (including any preliminary prospectus), as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

                  (d) The Company will furnish to each Holder on whose behalf Registrable Securities have been registered pursuant to this Agreement a signed counterpart, addressed to such Holder, of (i) an opinion of counsel for the Company, dated the effective date of such registration statement, and (ii) a so-called "cold comfort" letter signed by the independent public accountants certifying the Company's financial statements included in such registration statement, and such opinion of counsel and accountants' letter shall cover substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel

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and in accountants' letters delivered to underwriters in connection with underwritten public offerings of securities.

                  (e) Without limiting any other provision hereof, in connection with any registration of Registrable Securities under this Agreement, the Company will comply with the Securities Act, the Exchange Act, all applicable rules and regulations of the Commission, and all other applicable laws and will make generally available to its securities holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve (12) months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

                  (f) In connection with any registration of Registrable Securities under this Agreement, the Company will, if requested by underwriters for any Registrable Securities included in such registration, enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, provisions relating to indemnification. The Holders on whose behalf Registrable Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement, and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such underwriting agreement shall also comply with Section 9 hereof.

                  (g) If the Company at any time proposes to register any of its securities under the Securities Act, other than pursuant to a request made under
Section 2 hereof, whether or not for sale for its own account, and such securities are to be distributed by or through one or more underwriters, then the Company will use its best efforts, if requested by any Holder requesting registration of Registrable Securities in connection therewith pursuant to
Section 3 or 4 hereof, to arrange for such underwriters to include such Registrable Securities among the securities to be distributed by or through such underwriters.

                  (h) In connection with the preparation and filing of each registration statement registering Registrable Securities, the Company will give any Holders on whose behalf such Registrable Securities are to be so registered, any underwriters participating in any such disposition of Registrable Securities and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers, its counsel and the independent public accountants who have certified its financial statements, as shall be necessary, in the opinion of such Holders or such underwriters or their respective counsel, in order to conduct a reasonable and diligent investigation within the meaning of the Securities Act. Without limiting the

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foregoing, each registration statement, prospectus, amendment, supplement or any other document filed with respect to a registration under this Agreement shall be subject to review and reasonable approval by the Holders registering Registrable Securities in such registration and by their counsel.

         Section 8. Furnishing of Documents. The Company will, at its sole expense, furnish to each holder with respect to which registration has been effected, such number of registration statements, prospectuses, offering circulars and other documents incident to any registration or qualification referred to in this Agreement as any such Holder from time to time may reasonably request.

         Section 9. Indemnification of Holders.

                  (a) Subject to the conditions set forth below, in connection with any registration of Registrable Securities pursuant hereto, the Company agrees to indemnify and hold harmless each Holder and any underwriters, selling brokers, dealer managers and similar securities industry professionals participating in a distribution covered by a registration statement, their respective officers, directors and affiliates (collectively, the "Indemnitees"):

                                    (i) against any and all losses, claims,
                  damages or liabilities, joint or several, and expenses whatsoever arising out of or based upon (including, but not limited to, any and all expense whatsoever reasonably incurred by any of the Indemnities in investigating, preparing or defending any litigation, commenced or threatened, or any claim whatsoever based upon or arising out of) (A) any untrue or alleged untrue statement of a material fact contained in any preliminary prospectus, or any amendment or supplement thereto, the registration statement or the prospectus (each as from time to time amended and supplemented), or in any application or other document executed by the Company or based upon written information furnished by the Company filed in any jurisdiction in order to qualify the Common Stock under the securities laws thereof or otherwise incident to the registration or the qualification of the Common Stock under the Securities Act or any state securities laws applicable to the Company; or (B) the omission or alleged omission from any item referred to in the preceding clause of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (C) any other violation or alleged violation of applicable federal or state law, rule or regulation relating to action or inaction by the Company in connection with any such registration or qualification; provided, however, that with respect to an Indemnitee, the indemnity agreement contained herein shall not apply to any loss, claim, damage, liability or action of or involving such Indemnitee arising out of or based upon any untrue or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished in writing to the Company by such Indemnitee expressly for use therein;

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                                    (ii) subject to the proviso contained in
                  subsection (i) above, against any and all losses, claims, damages and liabilities, joint or several, and expenses whatsoever to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission (including, but not limited to, any and all expenses whatsoever reasonably incurred by the Indemnitees or their respective counsel in investigating, preparing or defending against any such litigation or claim) if such settlement is effected with the written consent of the Company which consent shall not be unreasonably withheld.

                  (b) The Company will enter into an underwriting agreement and other agreements with the underwriter or underwriters for any offering registered under the Securities Act pursuant to this Agreement and with the Holders selling Registrable Securities pursuant to such offering, and such underwriting agreement and other agreements shall contain customary provisions with respect to indemnification which shall, at a minimum, provide the indemnification set forth above.

                  (c) The procedure for indemnification by the Company under this Section 9 shall be as follows:

                                    (i) if any action or proceeding (including
                  any governmental investigation or inquiry) shall be brought or asserted against an Indemnitee in respect of which indemnity may be sought from the Company, such Indemnitee shall promptly notify the Company in writing, and the Company shall be entitled to assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnitee and the payment of all reasonable expenses related thereto (including those of such counsel), by delivering written notice of its election to do so within fifteen (15) days following receipt of notice from such Indemnitee; provided that the failure of the Indemnitee to give the Company prompt notice as provided herein shall not relieve the Company of its indemnification obligations hereunder except to the extent, if any, the Company shall have been prejudiced thereby.

                                    (ii) such Indemnitee shall have the right to
                  employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such separate counsel shall be the expense of such Indemnitee unless (A) the Company has agreed to pay such fees and expenses, or (B) the Company has failed to assume the defense of such action or proceeding by delivering the notice referred to in subsection (i) hereof or (C) the Company has failed to employ counsel reasonably satisfactory to the Indemnitee within ten (10) days after the Company has elected to assume the defense of such action pursuant to subsection (i) hereof, or if such counsel has been employed by the Company, at

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                  any time after such employment, such counsel ceases (in the reasonable judgment of the Indemnitee) to be reasonably satisfactory, or (D) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnitee and the Company, and such Indemnitee shall have been advised by counsel that there may be one or more legal defenses available to such Indemnitee that are different from or additional to those available to the Company creating a conflict of interest on the part of such counsel to represent both parties; and

                                    (iii) if such Indemnitee notifies the
                  Company in writing that it elects to employ separate counsel at the expense of the Company as permitted by the provisions of the preceding subsection (ii), the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnitee. The foregoing notwithstanding, the Company shall not be liable for the reasonable fees and expenses of more than one (1) separate firm of attorneys at any time for such Indemnitee and any other Indemnitee (which firm shall be designated in writing by such Indemnitee) in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances.

         Section 10. Indemnification of the Company.

         Each Holder, in any registered offering pursuant hereto, agrees to indemnify and hold harmless the Company, its officers and directors and agents and each other person, if any, who controls the Company within the meaning of
Section 15 of the Securities Act against any and all losses, liabilities, claims, damages and expenses of the kind indemnified against by the Company under Section 9 above based upon statements or omissions or alleged statements or omissions, if any, made in any preliminary prospectus, the registration statement or prospectus or any amendment or supplement thereof or any application or other document in reliance upon, and in conformity with, written information furnished by such Holder to the Company expressly for use in any preliminary prospectus, the registration statement or prospectus or any amendment or supplement thereof or in any such application or other document. In no event, however, shall the liability hereunder of any Holder be greater than the dollar amount of the proceeds received by such Holder upon sale of its Registrable Securities in the offering giving rise to such indemnification obligation. In case any action shall be brought against the Company, or any other person so indemnified, in respect of which indemnity may be sought against any Holder, such Holder shall have the rights and duties given to the Company, and each person so indemnified shall have the rights and duties given to such Holder, by the provisions of Section 9 above and the procedure for indemnification shall be as provided for in Section 9.

         Section 11. Reports Under Exchange Act . With a view to making available to each Holder the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit the Holder to sell securities of the

Company to the public without registration or pursuant to a registration with the information required to be disclosed on Form S-3, the Company agrees to use its best efforts to satisfy the requirements of all such rules and regulations (including the requirements for public information, registration under the Exchange Act and timely reporting to the Commission) at the earliest possible date after their first registered public offering. The Company shall (whether or not it shall then be required to do so) timely file such information, documents and reports as the Commission may require or prescribe under Section 13 or 15(d) (whichever is applicable) of the Exchange Act, for so long as the Company is subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act. The Company shall forthwith upon request furnish any Holder of applicable Registrable Securities (i) a written statement by the Company that it has complied with such reporting requirements, (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other reports and documents field by the Company with the Commission as such Holder may reasonably request.

         Section 12. Obligations of Holders. It shall be a condition precedent to the obligation of the Company to register any Registrable Securities pursuant hereto that each Holder shall (i) furnish to the Company such information regarding the Registrable Securities and the intended method of disposition thereof and other information concerning such Holder as the Company shall reasonably request and as shall be required in connection with the registration statement to be filed by the Company, and (ii) agree to abide by such additional customary terms affecting the proposed offering as may be reasonably requested by the managing underwriter of such offering.

         Section 13. Certain Limitations in Connection with Future Grants of Registration Rights.

                  (a) From and after the date of this Agreement, except with respect to the agreements with Future Holders which are permitted under the Purchase Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any of its Common Stock providing for the granting to such holder of demand registration rights unless such agreement includes provisions to the effect that (i) the Company will give each Holder notice at least thirty (30) days prior to the filing of a registration statement pursuant to the exercise of such rights and (ii) if any Holder requests inclusion of Registrable Securities in such registration statement within thirty
(30) days after receipt of such notice, then such Holder's Registrable Securities requested to be so included will be given priority over the securities sought to be registered by the holders of such demand registration rights if marketing factors require a limitation on the number of securities to be included in such registration statement.

                  (b) From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any of its Common Stock providing for the granting to such holder of incidental or "piggyback" registration rights unless such agreement includes provisions to the effect that, in the case of a registered underwritten public offering of the Common Stock to which Section 3 hereof applies, such agreement gives priority to the Holders of Registrable Securities requested to be so included if marketing factors require a limitation on the number of shares of Common Stock to be included in such offering.

         Section 14. Suspension of Sales. Upon receipt of written notice from the Company that a registration statement, preliminary prospectus or prospectus contains an untrue statement of a material fact or an omission to state a material fact required to be stated in a registration statement or prospectus or necessary to make the statements in a registration statement, prospectus or preliminary prospectus not misleading, each Holder shall forthwith discontinue disposition of Registrable Securities until such Holder has received copies of the supplemented or amended prospectus, or until such Holder is advised in writing by the registrant that the use of the prospectus may be resumed, and, if so directed by the registrant, such Holder shall deliver to the registrant (at the registrant's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

         Section 15. Holdback. Except for transfers made in transactions exempt from the registration requirements under the Securities Act pursuant to Section 4(2) thereof or pursuant to Rule 144A, upon the written request of the managing underwriter of any underwritten offering of the Common Stock, neither the Company nor any Holder shall sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Common Stock (other than those included in such registration) without the prior written consent of such managing underwriter for a period (not to exceed thirty (30) days before the effective date and ninety (90) days thereafter) that such managing underwriter reasonably determines is necessary in order to effect the underwritten public offering. In addition, the Company will cause each of the officers and directors of the registrant to enter into substantially similar hold-back agreements with such managing underwriter covering at least the same period.

         Section 16. Specific Performance. The Company agrees and stipulates that the remedies at law of the Holders in the event of any default by the Company in the performance of or compliance with any of the terms of this Agreement are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise. Such remedies and all other remedies provided for in this Agreement shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which a party may have under this Agreement or otherwise.

         Section 17. Notices. Except as otherwise provided herein, all notices, requests, demands, consents and other communications hereunder shall be in writing and shall be delivered personally, sent by reputable express courier service (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given when so delivered, sent or deposited in the U.S. Mail (i) to Swiss Re, at 237 Park Avenue, New York, New York, 10017, Attention: Thomas L. Forsyth, Senior Vice President and General Counsel, or at such other address as Swiss Re may otherwise indicate in a written notice delivered to the Company; (ii) to Reliance, at c/o Reliance Group Holdings, Inc., Park Avenue Plaza, 55 East 52nd Street, New York, New York,
Attention: Treasurer (with a copy to the General Counsel) and with a copy to Reliance Reinsurance Corp., 4 Penn Center Plaza, Philadelphia, Pennsylvania 19103, Attention: President, or at such other address or addresses as Reliance may otherwise indicate in a written notice delivered to the Company; (iii) if to any other Holder of Registrable Securities, at the Holder's address set forth in the records of the Company or at such other address as the Holder thereof may otherwise indicate in a written notice delivered to the Company; or (iv) if to the Company, at Three South Revmont Drive, Shrewsbury, New Jersey 07702,
Attention: Eric A. Reehl, or at such other address as the Company may otherwise indicate in a written notice delivered to the Holders.

         Section 18. CONSENT TO JURISDICTION AND SERVICE OF PROCESS

                  THE COMPANY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO THE ELECTION OF ANY PURCHASER OR ANY HOLDER OF REGISTRABLE SECURITIES, ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT MAY BE LITIGATED IN SUCH COURTS. THE COMPANY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENCE, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO THE COMPANY AT THE ADDRESS OF THE COMPANY PROVIDED IN SECTION 20 HEREOF, EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. AS AN ALTERNATIVE TO SERVICE OF PROCESS ON SUCH AGENT (WHETHER OR NOT ANY SUCH AGENT HAS BEEN APPOINTED), THE COMPANY HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE AND SERVICE OF PROCESS. NOTHING HEREIN SHALL AFFECT RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY HOLDER OF REGISTRABLE SECURITIES TO BRING PROCEEDINGS OR OBTAIN OR ENFORCE JUDGMENTS AGAINST THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION.

         Section 19. WAIVER OF JURY TRIAL. THE COMPANY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ARISING OUT OF ANY DEALINGS BETWEEN THE COMPANY AND ANY HOLDER OF REGISTRABLE SECURITIES RELATING TO SUBJECT MATTER OF THIS TRANSACTION. THE COMPANY ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH

BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ANY HOLDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE COMPANY FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO (OR ASSIGNMENTS
OF) THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL (WITHOUT A JURY) BY COURT.

         Section 20. Miscellaneous.

                  (a) The rights and remedies of each Holder hereunder shall be independent of the rights and remedies of any other Holder, except as otherwise expressly provided herein. Without limiting the foregoing, if the Company or any other person has any rights, claims or defenses against any Holder, such rights, claims or defenses shall not apply with respect to any other Holder, except as otherwise expressly provided herein. The taking of any action or the failure to take any action by any Holder with respect to the subject matter of this Agreement shall not, and shall not be deemed to, constitute the taking of any action or the failure to take any action by any other Holder, except as expressly set forth in this Agreement.

                  (b) This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument, and all signatures need not appear on any one counterpart.

                  (c) The headings and captions in this Agreement are for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof.

                  (d) The terms of this Agreement shall be binding upon, and inure to the benefit of, the parties and their respective successors and permitted assigns whether so expressed or not. The Company may not assign any of its obligations, duties or rights under this Agreement except with the consent of each Holder. In addition to any assignment by operation of law, (i) each Holder may assign, in whole or in part, any or all of its rights (and/or obligations) under this Agreement to any person, provided that any such transfer or assignment is in compliance with the Purchase Agreement and/or the terms of the Warrants and (unless such assignment expressly provides otherwise) any such assignment shall not diminish the rights the Holder would otherwise have under this Agreement or with respect to any remaining Registrable Securities held by the Holder.

                  (e) Except as otherwise provided herein, the provisions of this Agreement may be amended, and compliance with any covenant or provision herein set forth may be omitted or waived, only if the Company has obtained the written consent of the Holders of at least seventy-five percent (75%) of the Registrable Securities, including the consent of the Holder or Holders of at least fifty-one percent (51%) of the Swiss Re Registrable Securities and the Holder or Holders of at least fifty-one percent (51%) of the Reliance Registrable Securities. In each such case, the Company shall deliver copies of such consent in writing to any Holders who did not execute the same. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  (f) Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  (g) By executing this Agreement, each of the undersigned represents and warrants, severally and not jointly, that (i) it has all necessary power and has taken all necessary action to make all the provisions of the Agreement the valid and binding obligation of the undersigned and enforceable in accordance with its terms; and (ii) the Agreement is a legal, valid and binding obligation of the undersigned enforceable in accordance with its terms.

                  (h) This Agreement shall be governed by and construed and enforced in accordance with, the laws of the State of New York (other than any conflict of laws rules which might result in the application of the laws of any other jurisdiction).

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.



                                        HOME STATE HOLDINGS, INC.

                                        By: /s/ Mark Vaughn
                                            -----------------------------
                                              Name:  Mark Vaughn
                                              Title: Acting President

                                        SWISS REINSURANCE AMERICA
                                        CORPORATION


                                        By: /s/ Thomas L. Forsyth
                                            -----------------------------
                                              Name:  Thomas L. Forsyth
                                              Title: Senior Vice President
                                                      and General Counsel


                                        RELIANCE INSURANCE COMPANY

                                        By: /s/ Albert A. Benchimol
                                            -----------------------------
                                              Name:  Albert A. Benchimol
                                              Title:    Vice President

             [SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENTS]